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Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the Caption "Experts" and to the use of our report dated March 12, 2004 on the financial statements of Phase Forward Incorporated and Subsidiaries and our report dated June 7, 2004 on the financial statements of Clinsoft Corporation and Subsidiaries included in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement and related Prospectus of Phase Forward Incorporated for the registration of shares of its common stock.


/s/ Ernst & Young LLP

Boston, Massachusetts
July 14, 2004